PROSPECTUS

                             RIVER EXPLORATION, INC.

                             SHARES OF COMMON STOCK
      4,000,000 SHARES OF COMMON STOCK ARE OFFERED FOR SALE BY THE COMPANY

River Exploration, Inc. is selling all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange. THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 5.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

River Exploration, Inc. is selling all of the shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board or an exchange. The offering price has been arbitrarily determined by River Exploration, Inc. and bears no relationship to assets, earnings, or any other valuation criteria.

No underwriter or person has been engage to facilitate the sale of shares of common stock being sold in this offering. No underwriting commissions will be paid or are payable on this offering. River Exploration will receive all proceeds from the sale of the shares being registered.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.





The Date Of This Prospectus Is: July 9, 2007

                                 ______________


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                                TABLE OF CONTENTS
                                                                       Page No.
PART I
Summary of our Prospectus                                               3
The Offering                                                            3
Summary of Financial Information                                        4
Risk Factors                                                            5
Available Information                                                   13
Use of Proceeds                                                         13
Determination of the Offering Price                                     14
Dilution                                                                14
Offering by the Company                                                 15
Plan of Distribution                                                    16
Legal Proceedings                                                       16
Directors, Executive Officers, Promoters and Control Persons            16
Security Ownership of Certain Beneficial Owners and Management          17
Description of Securities                                               18
Disclosure of Commission Position of Indemnification for
  Securities Liabilities                                                19
Organization Within the Last Five Years                                 20
Description of Business                                                 20
Management's Discussion and Analysis of our Financial Condition
  and the Results of our                                                23
Operations
Description of Property                                                 25
Certain Transactions                                                    25
Executive Compensation                                                  25
Financial Statements                                                    26
Changes In and Disagreements With Accountants on Accounting and
  Financial Disclosure                                                  38



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                            SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein. SUMMARY INFORMATION ABOUT RIVER EXPLORATION, INC.

River Exploration ("River Exploration, "the company," or "we,") was incorporated in the State of Nevada as a for-profit company on November 1, 2006 and established a fiscal year end of November 30. We are an exploration company organized to enter into the mining industry to explore for commercially viable mineral deposits. The company plans to explore and potentially develop two mineral claims in the Pretty Girl Claim Group in the Golden Mining Division of British Columbia, Canada owned by Andrew Aird, River Exploration's sole officer and director. We have no property other than an option to acquire the claims from Mr. Aird.

We have not initiated our exploration program or realized any revenues to date. There is no assurance that a commercially viable mineral deposit, or reserve, exists on our claims or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility. Currently, we do not have sufficient funds to enable us to commence or complete our exploration program. We will require financing to commence and complete our exploration program, as described in the Sections entitled "Description of Business" and "Management's Discussion and Analysis of our Financial Condition and the Results of our Operations".

As of the date of this prospectus, we have spent no funds on research and exploration of the claims. Our intent is to initiate the exploration phase of our business plan based upon the success of this offering and a specific timetable.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703 and our telephone number is (775) 321-8267 and our fax number is (775) 981-9191. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703-4934, telephone number (775) 882-1013.
As of May 31, 2007, River Exploration had raised $9,500 through the sale of its common stock. There is $3,707 of cash on hand in the corporate bank account. The company currently has liabilities of $9,311, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $11,208. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus. SUMMARY OF THE OFFERING BY THE COMPANY River Exploration has 9,500,000 shares of common stock issued and outstanding and is registering an additional 4,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. River Exploration will receive all proceeds from the sale of the common stock.

================================================================================
Securities being offered by the      4,000,000 shares of common stock are
company, common stock, par value     offered by the company.
$0.001

================================================================================
Offering price per share by the      A price, if and when the company sells the
company.                             shares of common stock, is set at $0.02.
================================================================================

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Number of shares outstanding         9,500,000 common shares are currently
before the offering of common        issued and outstanding.
shares.
================================================================================
Number of shares outstanding         13,500,000 common shares will be issued and
after the offering of common         outstanding after this offering is
shares.                              completed.
================================================================================
Minimum number of shares to be sold  None.
in this offering
================================================================================
Market for the common shares         There is no public market for the common
                                     shares. The price per share is $0.02.

                                     River Exploration may not be able to meet
                                     the requirement for a public listing or
                                     quotation of its common stock. Further,
                                     even if River Exploration's common stock is
                                     quoted or granted listing, a market for the
                                     common shares may not develop.
================================================================================
Use of proceeds                      River Exploration will receive all proceeds
                                     from the sale of the common stock by the
                                     company. If all 4,000,000 common shares
                                     being offered by River Exploration are
                                     sold, the total gross proceeds to River
                                     Exploration would be $80,000. The company
                                     intends to use the proceeds from this
                                     offering to legally survey, geologically
                                     map and rock sample our properties and for
                                     road building, backhoe trenching, hand
                                     blasting, diamond drilling and other
                                     general corporate and working capital
                                     purposes, at an estimated total cost of
                                     $80,000. The expenses of this offering,
                                     including the preparation of this
                                     prospectus and the filing of this
                                     registration statement, estimated at
                                     $11,208 are being paid for by River
                                     Exploration.
================================================================================
Termination of the offering          The offering will conclude when all
                                     4,000,000 shares of common stock have been
                                     sold, or 90 days after this registration
                                     statement becomes effective with the
                                     Securities and Exchange Commission. River
                                     Exploration may at its discretion extend
                                     the offering for an additional 90 days.
================================================================================
Terms of the offering                The company's president and sole director
                                     will sell the common stock upon approval of
                                     this registration statement.
================================================================================

You should rely only upon the information contained in this prospectus. River Exploration has not authorized anyone to provide you with information different from that which is contained in this prospectus. The company is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

                        SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

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================================================================================
       BALANCE SHEET                               AS OF MAY 31, 2007
================================================================================
Total Assets                                              $5,207
================================================================================
Total Liabilities                                         $9,311
================================================================================
Shareholder's Equity                                     $(4,104)
================================================================================

       OPERATING DATA                           NOVEMBER 1, 2006 (INCEPTION)
                                                   THROUGH MAY 31, 2007
================================================================================
Revenue                                                   $0.00
================================================================================
Net Loss                                                ($13,604)
================================================================================
Net Loss Per Share                                        $0.00
================================================================================

As shown in the financial statements accompanying this prospectus, River Exploration has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Our company is subject to those financial risks associated with start-up generally and pre-exploration mining companies specifically. River Exploration considers the following to be the material risks to an investor regarding this offering. River Exploration should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN

THERE IS SUBSTANTIAL DOUBT ABOUT RIVER EXPLORATION'S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our May 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. We believe that if we do not raise at least $60,000 from our offering we may be required to suspend or cease exploration activities within 12 months. Since there is no minimum or refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. Further, if we cannot raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans.
River Exploration has incurred an accumulative net loss of $13,604 for the period from inception to May 31, 2007 and we have had no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral properties. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence. As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

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RISKS RELATED TO OUR FINANCIAL CONDITION

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our current operating funds are not adequate for corporate existence over the next twelve months. River Exploration's cash balance as of May 31, 2007 is $3,707. River Exploration will require additional financing in order to complete an exploration program. If our exploration programs are successful in discovering mineral reserves of commercial tonnage and grade, we will require additional funds in order to place the Pretty Girl properties mineral licenses into commercial production and develop any mineral reserves.

Further, there will be no revenue until exploration is complete at which time there will be an opportunity for revenue only if our exploration program produces commercially viable mineral deposits.

Currently, management cannot provide investors with an accurate estimate of the additional proceeds required to bring the properties into commercial operation in the event that mineral reserves are found. Investors should be aware even if mineral reserves are discovered on the properties it may be cost prohibitive to bring them to a level of commercial operation, which would result in the total loss of any investment made in the company.

Currently we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for precious and commercial minerals, investor acceptance of our mineral licenses and investor sentiment. These factors may make the timing, amount, terms, or conditions of additional financing unavailable to us. See "Description of Business."

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenue. Based upon current plans, we expect to incur operating losses in future periods. Anticipated losses will occur because there are expenses associated with the research and exploration of our mineral properties. In addition to annual expenses, the Company has a claim agreement with Mr. Aird to apply a minimum $12,500 of funds towards exploration activities by no later than March 31, 2008 and a further $45,000 of exploration expenditures on the Claims by no later than March 31, 2009 (see Note 3 in the financial statements). These funds are anticipated to be derived from the share offering by the company contained herein.

Within the next 12 months, increases in expenses associated with the research and exploration of our mineral properties will be attributed to the cost of a legal survey, a geological map and rock sample of the unmapped portion of the property and the Delos showing, gold soil anomalies, road construction, trenching and diamond drilling on the Pretty Girl showing and finally hand trenching and blasting the Delos showing.

THE COMPANY MAY NOT BE ABLE TO MANAGE SPENDING

The company's anticipated expenses are relatively fixed in the short term with no opportunity for any offset by future revenues prior to the completion of our exploration stage. The company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact upon the company's business, financial condition, and the results of its operations. Due to the foregoing factors, it is probable that in some future period the company's operating results may be less than the expectations of public market analysts and investors. In such event, the price of the company's securities, including its common stock, would probably be materially adversely affected.

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It is anticipated that over the next 12 months, the company's only source of funding will be from the sale of the securities registered herein. The exploration of our mineral claims will not generate any revenue. Even if our exploration program is successful in identifying commercially viable deposits of minerals, the company may not be able to develop such mineral reserves and may not be able to earn profits or continue operations. We therefore expect to incur significant losses into the foreseeable future.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND/OR PAY ANNUAL FEES, OUR MINERAL CLAIMS WILL LAPSE AND BE LOST.

River Exploration must complete mineral exploration work on the Pretty Girl claim group mineral titles, file and submit any geological data obtained from the licenses with the British Columbia mining regulatory authorities regarding the work completed and pay annual license fees on the claims. If we do not conduct any mineral exploration on our claims or make the required payments, then our claim will lapse and we will lose all interest in these mineral titles. The expiration dates of the mineral claims are currently June 6, 2008 for Pretty Girl 3 and June 7, 2008 for Pretty Girl 4. The claim holder has the right to obtain extensions of the term of the exploration license for one year each by making a payment instead of exploration which will require us to pay $1,643 on Pretty Girl 3 and $1,232 on Pretty Girl 4 for a total of $2,875.

In addition to the annual fees, River Exploration has a Claim Agreement in place with Mr. Aird, which requires the Company to apply a minimum of $12,500 towards exploration activities by no later than March 31, 2008 and a further $45,000 of exploration expenditures on the claims by no later than March 31, 2009 (for an aggregate of $57,000). If the funds are not raised River Exploration will lose its option to acquire the claims and the business will fail. The company can provide no guarantee or assurance it will be able to raise the funds required to meet the exploration requirement through the anticipated offering.

RISKS RELATED TO INVESTING IN OUR COMPANY

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

River Exploration is a start-up mineral exploration company and has not even begun the initial stages of the exploration of our mineral licenses. We were incorporated on November 1, 2006 and to date have been involved primarily in organizational activities, the acquisition of the Pretty Girl Claim Group mineral licenses, and obtaining historic geological information on our mineral licenses. Thus we have no way to evaluate the likelihood that we will be able to operate our business successfully.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the exploration expenses. As of the date of this Prospectus, we have not earned any revenue. Failure to generate revenue may cause us to go out of business, which will result in the complete loss of your investment.

AS OUR EXPLORATION OPERATIONS ARE IN A FOREIGN COUNTRY, WE ARE SUBJECT TO FOREIGN CURRENCY FLUCTUATION WHICH MAY ADVERSELY AFFECT OUR COMPANY

Our exploration operations are in a foreign country and are subject to foreign currency fluctuation and such fluctuation may adversely affect our financial position and results. There can be no assurance that management will have the capacity to address and adequately control foreign currency fluctuations and thereby eliminate these adverse effects. Accordingly, we may suffer losses.

OUR SOLE OFFICER AND DIRECTOR IS A NON-RESIDENT OF THE UNITED STATES.

Mr. Aird, our sole officer and director is a non-resident of the United States. Accordingly, investors in this offering may not feel comfortable investing in a company whose management is outside of the country and may have concerns

                                       7

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regarding the future stability of the company. There can be no assurance management will ever be run by residents of the United States.

AS THE COMPANY'S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Aird, our sole officer and director, has other outside business activities and currently devotes approximately 10-12 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Aird, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company's business. However, he may not be able to devote sufficient time to the management of the company's business, which may result in periodic interruptions in implementing the company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The company is entirely dependent on the efforts of its sole officer and director. The loss of its sole officer and director, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. The company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The company does not maintain key person life insurance on its sole officer and director.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS NO TECHNICAL TRAINING OR EXPERIENCE IN STARTING OR OPERATING AN EXPLORATION COMPANY, WE MAY NEVER BE SUCCESSFUL IN IMPLEMENTING AN EXPLORATION PROGRAM.

Our management has no experience in the exploration of precious metals nor has he ever started or conducted an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches which mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

IN ALL PROBABILITY OUR PROPERTY MAY NOT CONTAIN ANY RESERVES AND ANY FUNDS SPENT ON EXPLORATION MAY BE LOST.

As the probability of an individual prospect ever having reserves is extremely remote, in all probability, our property does not contain any reserves, and any funds spent on exploration may be lost. Without mineral reserves we cannot generate income and if we cannot generate income, we will be required to cease all exploration activities.

COMPENSATION MAY BE PAID TO OUR OFFICERS, DIRECTORS AND EMPLOYEES REGARDLESS OF THE COMPANY'S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO FAIL.

The sole officer and director and any future employees of the company may be entitled to receive compensation, payments and reimbursements regardless of whether the company operates at a profit or a loss. Any compensation received by our sole officer and director, or any other management personnel in the future, will be determined from time to time by the Board of Directors. We expect to reimburse our sole officer and director and any future management personnel for any direct out-of-pocket expenses they incur on behalf of the company.

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THERE IS A LIMITATION ON LIABILITY OF THE SOLE OFFICER AND DIRECTOR OF THE
COMPANY. INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the company include a provision eliminating or limiting the personal liability of the company's sole officer and director and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or a knowing violation of law or results in unlawful distributions to the shareholders.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company's sole officer and director will not abuse his discretion in executing the company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

SINCE OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company's sole officer and director currently own 100% of the outstanding shares and will own over 70% after this offering is completed. As a result, he may be able to choose all of our directors and control the direction of the company. The company's sole officer and director's interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

RISKS RELATED TO THIS OFFERING

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire investment amount. The business objectives of the company are also speculative and we may be unable to satisfy those objectives. The shareholders of the company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

THERE CURRENTLY IS NO MARKET FOR OUR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Currently, our stock is not traded and we cannot provide investors with any assurance that it will be traded, or if traded, that a market will develop. If no market develops, the holders of our common stock may find it difficult to sell their shares. Further, even if a market develops, our common stock will be subject to volatility (price fluctuations).

The company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTCBB). The company may consider pursuing a listing on the OTCBB after this registration becomes effective and the company has completed its offering. However, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board.

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IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00
PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the company, any proceeds realized from the liquidation of its assets will be distributed to the shareholders only after all claims of the company's creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

INVESTORS WILL PAY MORE FOR RIVER EXPLORATION'S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the company's shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of River Exploration's common stock. River Exploration's assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE COMPANY'S CURRENT SHARE HOLDERS' EQUITY.

The company has 75,000,000 authorized shares, of which only 9,500,000 are currently issued and outstanding and only 13,500,000 will be issued and outstanding after this offering terminates. The company's management could, without the consent of the company's existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company's current shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for mineral exploration.

SINCE WE ARE AN EXPLORATION STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

The company has not obtained a ruling from the Internal Revenue Service, or the opinion of counsel, with respect to the federal income tax consequences of this offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

RISKS RELATED TO THE COMPANY'S BUSINESS STRATEGY

AS THE TITLES TO THE MINERAL CLAIMS WE INTEND TO DEVELOP ARE NOT HELD IN OUR NAME, MR. AIRD COULD TRANSFER THE MINERAL CLAIMS WE INTEND TO DEVELOP TO A THIRD PARTY AND WE WOULD HAVE TO CEASE OPERATIONS.

The mineral titles to the properties we intend to explore are not held in our name. The titles to the properties are recorded in the name of our sole officer and director, Mr. Aird, who is a British Columbia resident. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. The legal costs of incorporating a subsidiary corporation and the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement, would amount to many thousands of dollars. We believe those costs are not warranted at this time. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

In the event that Mr. Aird were to grant another person a deed of ownership which was subsequently registered prior to our deed, the third party would obtain good title and we would be left with no mineral claims to explore or develop. Similarly, if Mr. Aird were to grant an option to another party, that party would be able to enter the claim group, conduct certain work commitments and earn right and title to the claims. We would be harmed in either event, as we would not own any property and would have to cease business operations.

Since Mr. Aird has a fiduciary duty to us in his capacity as our sole officer and director, we would have a cause of action against Mr. Aird for breach of fiduciary duty. The amount of damages will be the value of the property as of the time of the transfer, should that ever occur. However, although a legal action for breach of fiduciary duties provides some recourse against Mr. Aird in the situations described, it is questionable as to whether that recourse would have specific value or the company would have the funds required to pursue such an action.

A CONFLICT OF INTEREST MAY ARISE IN THE EVENT MINERALS ARE FOUND ON THE PROPERTY BECAUSE OUR OFFICER CURRENTLY HAS SOLE OWNERSHIP OF THE PROPERTY.

Our sole officer and director, Mr. Aird, currently has full ownership rights to the mineral claims on the property detailed herein. As such, if minerals are discovered on the property, conflicts of interest between Mr. Aird and the company may arise and have a negative impact upon the development of the company and result in a complete loss of the funds invested by shareholders.

OUR BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY BECOMES SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS.

There are several governmental regulations that materially restrict mineral exploration and the use and development of mineral reserves. In addition, the legal and regulatory environment that pertains to mineral exploration and the development of mineral reserves is subject to substantial change and uncertainty. In the future, new laws and regulations may be adopted and/or existing laws may be applied to exploration and mining that have not as of yet been applied. New regulations could increase the costs of doing business and prevent us from exploring our mineral claims or developing mineral reserves. In addition, any legal changes may increase the company's cost of doing business within British Columbia. These factors may affect the financial condition of our company and ultimately harm operating results.

DUE TO THE SPECULATIVE NATURE OF MINERAL EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO MINERAL RESERVES WILL BE FOUND.

The search for valuable mineral reserves is an extremely risky business. We cannot provide investors with any assurance that our mineral claims contain commercially viable deposits of minerals. The expenditures we will incur in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Moreover, mineral exploration is commonly fraught with problems, such as unusual or unexpected formations and other conditions, which often result in unsuccessful exploration efforts. In addition, a planned exploration program may cost more to complete than budgeted. These factors may make it impossible for us to complete our business plan. We will go out of business if we are unable to earn revenue, which would result in the entire loss of your investment.

DUE TO THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such possible liabilities may have a material adverse effect on our financial position. We do not have any insurance that would cover these potential liabilities, as no such insurance exists.

AS ACCESS TO THE RIVER EXPLORATION'S MINERAL CLAIMS MAY BE RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION EFFORTS.

The Pretty Girl Claim Group mineral licenses are all located in a mountainous region of British Columbia, Canada with limited access. Access to the Pretty Girl Claim Group properties will be restricted during certain times of the year due to inclement weather in the area. Moderate weather allows for field work throughout most of the year. However, winter storms may delay or postpone our field work.

THERE IS A RISK THE COMPANY MAY BE UNABLE TO CONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

The company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our exploration program would be suspended for protracted periods of time, which would impair our ability to develop any mineral reserves or collect revenues and thus adversely affect our financial condition. Should such an uninsured loss occur the company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

The company will depend upon third party independent contractors to perform the following essential tasks pertaining to its exploration program: (i) a legal survey to relocate the exact boundaries of the nine reverted crown claims, (ii) a geological map and rock sample of the unmapped portion of the property, (iii) locating the Delos showing and map and sample the surrounding area, (iv) checking 1988 gold soil anomalies (v) constructing a road from the Law Creek road to the Pretty Girl showing, (vi) trenching the Pretty Girl showing using a backhoe or bulldozer to locate the mineralized horizon along strike, (vii) performing diamond drilling on the Pretty Girl showing to test the surface mineralization at depth, (viii) hand trenching and blasting the showing to expose the adit and test for mineralization along strike and finally (ix) hand trenching and blasting the Delos showing if indicated.

Such third party suppliers and contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

RISKS RELATED TO INVESTING IN OUR INDUSTRY A DOWNTURN IN THE MARKET FOR PRECIOUS METALS WOULD REDUCE THE DEMAND FOR OUR PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

Since the market for primary resources contracts in an economic downturn, a general economic downturn would significantly affect the company's ability to conduct its business and achieve profitability.

                              AVAILABLE INFORMATION

River Exploration filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both River Exploration, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

                                                   IF 25% OF        IF 50% OF       IF 75% OF        IF 100% OF
                                                  SHARES SOLD      SHARES SOLD     SHARES SOLD      SHARES SOLD
                                                ---------------  ---------------  -------------- ------------------
GROSS PROCEEDS FROM THIS OFFERING                      $20,000        $40,000          $60,000           $80,000
LESS: OFFERING EXPENSES                              =========      =========        =========         =========
SEC Filing Expenses                                      9,500          9,500            9,500             9,500
Printing                                                   200            200              200               200
                                                ---------------  ---------------  -------------- ------------------
Transfer Agent                                           1,500          1,500            1,500             1,500
                                                ---------------  ---------------  -------------- ------------------
TOTAL                                                  $11,200        $11,200          $11,200           $11,200
                                                ---------------  ---------------  -------------- ------------------
LESS: EXPLORATION EXPENDITURES
                                                ---------------  ---------------  -------------- ------------------
Consulting Services                                      2,000          6,000           10,000            15,000
                                                ---------------  ---------------  -------------- ------------------
Core Drilling                                            5,000         20,000           27,000            37,000
                                                ---------------  ---------------  -------------- ------------------
Analyzing Sample                                         1,500          2,500            7,800            11,800
                                                ---------------  ---------------  -------------- ------------------
TOTAL                                                   $8,500        $28,500          $44,800           $63,800
                                                ---------------  ---------------  -------------- ------------------
LESS: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone,
Internet                                                   300            300            2,000             3,000
Office Temp                                                  0              0            2,000             2,000
TOTAL                                                     $300           $300           $4,000            $5,000
                                                     =========      =========        =========         =========
TOTALS                                                 $20,000        $40,000          $60,000            $80,000


The above figures represent only estimated costs.

Accordingly, the majority of the funds raised through this offering will be used to offset the above operating expenditures for consulting services, core drilling and sample analyses.

Expenditures for consulting services include the costs of (i) performing a legal survey to relocate the exact boundaries of the claim, (ii) geologically map and rock sample the unmapped portion of the property, (iii) locate the Delos showing and map and sample the surrounding area, (iv) to check the 1988 gold soil anomalies from 6+00N and 7+00N, (v) construct a road from the Law Creek road to the Pretty Girl showing.

Expenditures on core drilling include the costs of (vi) trenching the Pretty Girl showing using a backhoe or bulldozer to locate the mineralized horizon along strike, (vii) performing approximately 1,500 feet of diamond drilling on the Pretty Girl showing to test the surface mineralization at depth, (viii) hand trenching and blasting the showing to expose the adit and test for mineralization along strike and (ix) hand trench and blast the Delos showing if indicated.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by River Exploration and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on November 1, 2006. The company's sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder. The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD
Price per share                                                    $ 0.02
Net tangible book value per share before offering                 -$ 0.000432
Potential gain to existing shareholders                            $ 80,000
Net tangible book value per share after offering                   $ 0.005622
Increase to present stockholders in net tangible book value per    $  0.006054
share after offering
Capital contributions                                              $ 80,000
Number of shares outstanding before the offering                     9,500,000
Number of shares after offering held by existing stockholders        9,500,000
Percentage of ownership after offering                               70.4%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
Price per share                                                   $  0.02
Dilution per share                                                $  0.014378
Capital contributions                                             $  80,000
Percentage of capital contributions                                  89.4%
Number of shares after offering held by public investors             4,000,000
Percentage of ownership after offering                               29.6%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
Price per share                                                   $  0.02
Dilution per share                                                $  0.015528
Capital contributions                                             $  60,000
Percentage of capital contributions                                  86.3%
Number of shares after offering held by public investors             3,000,000
Percentage of ownership after offering                               24.0%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
Price per share                                                   $  0.02
Dilution per share                                                $  0.016879
Capital contributions                                             $  40,000
Percentage of capital contributions                                  80.8%
Number of shares after offering held by public investors             2,000,000
Percentage of ownership after offering                               17.4%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
Price per share                                                   $  0.02
Dilution per share                                                $  0.018486
Capital contributions                                             $  20,000
Percentage of capital contributions                                  67.8%
Number of shares after offering held by public investors             1,000,000
Percentage of ownership after offering                               9.5%


                           THE OFFERING BY THE COMPANY

River Exploration is registering 4,000,000 shares of its common stock for offer and sale.

To date, no steps have been taken to list River Exploration's common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that River Exploration will be granted a listing.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Andrew Aird, owns 9,500,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 4,000,000 common shares. The price per share is $0.02 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

In the event the company receives payment for the sale of their shares, River Exploration will receive all of the proceeds from such sales. River Exploration is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION
9,500,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 4,000,000 shares of its common stock for possible sale at the price of $0.02 per share. This is a prospectus level offering in which the Company will act as its own underwriter. There is no arrangement to address the possible effect of the offerings on the price of the stock.

River Exploration will receive all proceeds from the sale of the shares by the company. The price per share is $0.02 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. However, River Exploration's common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only if they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which River Exploration has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

River Exploration will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge and no such proceedings are threatened or contemplated by any party.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company's current Audit Committee consists of our sole officer and director.

The name, address, age, and position of our present sole officer and director is set forth below:

      Name and Address               Age                Position(s)

Andrew Aird                          65  President, Secretary/ Treasurer, Chief
1060 Crestline Road                      Financial Officer and Chairman of the
West Vancouver, British Columbia         Board of Directors.
Canada V7S 2E2

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Mr. Aird is not a director of any other reporting company.

BACKGROUND OF OFFICERS AND DIRECTORS

Andrew Aird

Mt. Aird is a Chartered Accountant with a 30 year career in the printing industry, culminating as Director of Finance (International) of Canada's largest multinational business forms company. In the last 5 years, he has been the VP Finance of a hi-tech company that developed and marketed electronic bingo equipment. He presently manages the financial affairs of a wealthy private family business.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.


                                                                PERCENTAGE      PERCENTAGE      PERCENTAGE      PERCENTAGE
                                AMOUNT                          OF OWNERSHIP    OF OWNERSHIP    OF OWNERSHIP    OF OWNERSHIP
                NAME AND        AND NATURE                      ASSUMING        ASSUMING        ASSUMING        ASSUMING
                ADDRESS OF      OF              PERCENT         100% OF         75% OF THE      50% OF THE      25% OF THE
TITLE OF        BENEFICIAL      BENEFICIAL      OF              THE SHARES      SHARES ARE      SHARES ARE      SHARES ARE
CLASS           OWNER [1]       OWNER           CLASS           ARE SOLD        SOLD             SOLD           SOLD

Common          Andrew Aird     9,500,000       100%            70.4%           76.0%           82.6%           90.4%
Stock               1060
                 Crestline
                 Rd, West
                Vancouver,
                BC V7S 2E2,
                  Canada


                All Officers    9,500,000       100%            70.4%           76.0%           82.6%           90.4%
                    and
                Directors as
                 a Group (1
                   person)


[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Aird is the only "promoter" of our company.

In November, 2006, a total of 9,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 4,000,000 of its common shares, in addition to the 9,500,000 shares currently issued and outstanding. The price per share is $0.02 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

The 9,500,000 shares currently issued and outstanding were acquired by our sole officer and director in November, 2006. We issued a total of 9,500,000 common shares for consideration of $9,500, which was accounted for as a purchase of common stock.

In the event the company receives payment for the sale of their shares, River Exploration will receive all of the proceeds from such sales. River Exploration is bearing all expenses in connection with the registration of the shares of the company.


                            DESCRIPTION OF SECURITIES
COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 70% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in our control. Provisions 78.378 through
78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090 or emailing publicinfo@sec.gov. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, River Exploration will act as its own transfer agent.

STOCK OPTION PLAN

The Board of Directors of River Exploration has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. River Exploration may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

   DISCLOSURE OF THE COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors and controlling persons of the small business issuer, pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                     ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated on November 1, 2006 under the laws of the State of Nevada. On that date, Andrew Aird was appointed as our sole director. Mr. Aird was also appointed as President, Secretary, Treasurer and Chief Executive Officer.

                             DESCRIPTION OF BUSINESS

Business Development: River Exploration is an exploration stage company organized in the state of Nevada on November 1, 2006 to enter into the mining industry.

Business of Issuer: The Company plans to explore and potentially develop two mineral claims in the Pretty Girl mineral claim group in British Columbia, Canada. The Pretty Girl group consists of five contiguous claims and nine reverted crown grants (totaling 88 units) in the Golden Mining Division situated 18 kilometers west of Invermere, B.C. The pertinent claim data is as follows:


---------------------------- -------------------------- -------------------------- --------------------------
        CLAIM NAME                    LOT NO.                  RECORD NO.                    UNITS
---------------------------- -------------------------- -------------------------- --------------------------

---------------------------- -------------------------- -------------------------- --------------------------
Pretty Girl                            2570                       1618                         1
---------------------------- -------------------------- -------------------------- --------------------------
New Chum                               2571                       1625                         1
---------------------------- -------------------------- -------------------------- --------------------------
Venus                                  2572                       1619                         1
---------------------------- -------------------------- -------------------------- --------------------------
Beauty                                 2573                       1620                         1
---------------------------- -------------------------- -------------------------- --------------------------
Old Chum                               2574                       1621                         1
---------------------------- -------------------------- -------------------------- --------------------------
Minnie Ha Ha Fr.                       2575                       1622                         1
---------------------------- -------------------------- -------------------------- --------------------------
Delos                                  3790                       1560                         1
---------------------------- -------------------------- -------------------------- --------------------------
Calamity Jane                          3791                       1623                         1
---------------------------- -------------------------- -------------------------- --------------------------
Trojan                                 3792                       1624                         1
---------------------------- -------------------------- -------------------------- --------------------------
Donkey                                ------                      1933                        15
---------------------------- -------------------------- -------------------------- --------------------------
Horse                                 ------                      1934                        16
---------------------------- -------------------------- -------------------------- --------------------------
Ass                                   ------                      1935                        16
---------------------------- -------------------------- -------------------------- --------------------------
Mule                                  ------                      1936                        20
---------------------------- -------------------------- -------------------------- --------------------------
Burro                                 ------                      1963                        12
---------------------------- -------------------------- -------------------------- --------------------------

The company has optioned the mineral title to the Pretty Girl, New Chum, Venus, Beauty, Old Chum, Minnie Ha Ha Fr., Delos, Calamity Jane, Trojan, Horse, Ass and Burro claims (totaling 53 units) registered collectively as the Pretty Girl 3 and Pretty Girl 4 claims.

The company plans to explore these claims and develop potential precious metal reserves. To date, the company's operations have been limited to research, acquiring the mineral titles to this group of claims and organizational activities, such as preparing this prospectus. We have not begun our exploration program. To date, no minerals reserves have been developed and we have generated no revenues from our operations.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

CLAIM

In June 2006, our sole officer and director, Andrew Aird, acquired two mineral claims, Pretty Girl 3 and Pretty Girl 4, in British Columbia, Canada by purchasing for C$6,500 the same from Robert Douglas Machray, a non-affiliated third party. The claims are both located within the Golden Mining Division of the Ministry of Sustainable Resource Management. Together, they are comprised of 53 units (one unit represent 25 hectares). The claims are identified as follows:


       Tenure Number             Claim Name             Issue Date

          534948                Pretty Girl 3          June 6, 2006
          535190                Pretty Girl 4          June 7, 2006

The company plans to explore these properties for mineralized deposits of zinc, copper, silver and gold. The company cannot provide any assurance or guarantee that substantial reserves of any of the above minerals will be found on the property.

On December 31, 2006, River Exploration entered into an Option Agreement with its sole officer and director, Andrew Aird whereby Mr. Aird gives and grants to the company the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Mr. Aird in and to the claims. This Agreement is subject to consideration of the following:

(a) The company, or its permitted assigns, incurring exploration expenditures on the claims of a minimum of $12,500 on or before March 31, 2008;

(b) The company, or its permitted assigns, incurring exploration expenditures on the claims of a further $45,000 (for aggregate minimum exploration expenses of $57,500) on or before March 31, 2009; and

(c) Upon exercise of the Option, River Exploration agrees to pay Mr. Aird, commencing July 1, 2009, the sum off $35,000 per annum for so long as River Exploration, or its permitted assigns, holds any interest in the claims.

To date we have not performed any work on the claim nor have we spent any money on exploration and development activities. The Company has made a payment of $2,880 instead of exploration and development to preserve the title to the property claim. We cannot provide any assurance whatsoever that the claims will ever be productive.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. The claims were staked prior to Mr. Aird's purchase. The claims are recorded in the name of Andrew Aird to avoid paying an additional fee. (The cost for a foreign corporation to record the claims is $500 per year verses $25 for a Canadian resident.) Mr. Aird has not provided us with a signed or executed bill of sale in our favor. Mr. Aird will issue a Bill of Sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property.

Under British Columbia, law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are an American corporation, we can never possess legal mining claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary-corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost many thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

 In the event that
we find reserves of mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Aird will transfer title to the property to the wholly owned subsidiary corporation. We are in possession of the unrecorded deed and the decision to record or not record is solely within our province. Should Mr. Aird transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have no title. In that event, we will have to cease or suspend operations. However, Mr. Aird will be liable to us for monetary damages for breach of his fiduciary duty to us. If that occurs, we would sue Mr. Aird for the loss of your investment.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Un-granted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the company's property, that is the Province of British Columbia. In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The company's property is one such acquisition. Accordingly, fee simple title to the company's property resides with the Crown.

The company's claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions that are the action of some unaffiliated third party, which could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property but have paid $2,880 instead of exploration and development in order to preserve our claim. We are presently in the pre-exploration stage and we cannot guarantee that a commercially viable mineral deposit, or reserve, exists in the property until our exploration is initiated and a comprehensive evaluation establishes the economic and legal feasibility of developing the reserves. There are no native land claims that affect title to the property. We have no plans to try to interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

PROPERTY DESCRIPTION

The general area of the subject claims has a lengthy production and prospecting history, mainly for sediment-hosted silver and base metal prospects. The most prolific producer was the Paradise Mine (located one kilometer south of the Pretty Girl property) which saw 64,635 tons mined and produced 22,928,788 grams silver, 7,247,973 kilograms lead, 3,623,589 zinc and 995 grams gold from 1901 to 1952.

The subject claims were explored by Gold Ford Capital Corp in 1988 and a "Geological and Geochemcial Report on the Pretty Girl Claim Group" was produced, from which we provide the following general and historical information.

Previous work on the subject claims from 1898 to 1919 found the Pretty Girl, Delos and Trojan showings. Assays on the Pretty Girl showing graded up to 26.68% copper, 55 oz./ton silver and 0.2 oz./ton gold. Both the Pretty Girl and Trojan showings saw limited silver and copper production.

The subject property is underlain by a thick sequence of shale-slate, quartz grit and quartz pebble conglomerate, limestone, sandstone and quartzite belonging to the Proterozoic Horsethief Creek Group. Mineralization and mineralized quartz veins occur along shale bedding planes. The Horsethief granitic batholith probably provided a heart source and the fissile shale unit provided a conduit for ascending mineralized solutions.

The 1988 exploration program was successful in locating and systematically sampling the Pretty Girl and Trojan showings. Hand trenching and surface sampling on the Pretty Girl showing has revealed a 25.0 meter long, 1.18 meter wide mineralized horizon grading 2.68 oz./ton silver and 1.67% copper. Two dump sample assayed 34.60 oz./ton silver, 16.40% copper, and 30.62 oz./ton silver and 12.60% copper. Nine samples from the Trojan showing averaged 1.46% copper over
1.22 meters. Both the pretty Girl and Trojan showings are open along strike and dip.

A second and third stage phase exploration program was been recommended. Phase II will consist of a legal survey, geological mapping, rock sampling, road building and backhoe trenching, hand blasting and diamond drilling at an estimated cost of $80,000. Phase III is contingent upon favorable results from Phase II. It would consist of further diamond drilling to delineate grade and tonnage.

STAFFING

As of May 31, 2007, River Exploration has no permanent staff other than its sole officer and director, Andrew Aird, who is the President and Chairman of the company. Mr. Aird is employed elsewhere and has the flexibility to work on River Exploration up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, River Exploration has no employees other than its current sole officer and director, Mr. Aird, who has not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions. Please see the section of this prospectus entitled "Forward Looking Statements".

PLAN OF OPERATION

As of May 31, 2007 River Exploration had $3,707 cash on hand and in the bank. Management believes this amount of proceeds will not be enough to satisfy its expenses for the next twelve months. These expenses include mining fees and fees associated with the drafting and filing of this prospectus and SEC filing requirements after prospectus becomes effective (estimated at an additional $11,208), and office administrative expenses and for annual maintenance of the claims.

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital and start the exploring its mineral titles for economically feasible mineral reserves.

The first stage of our operations over this period is to (i) perform a legal survey to relocate the exact boundaries of the nine reverted crown, (ii) geologically map and rock sample the unmapped portion of the property, (iii) locate the Delos showing and map and sample the surrounding area, (iv) to check the 1988 gold soil anomalies from 6+00N and 7+00N (see the 1988 survey "Geological and Geochemical Report on the Pretty Girl Claim Group"), (v) construct a road from the Law Creek road to the Pretty Girl showing, (vi) trench the Pretty Girl showing using a backhoe or bulldozer to locate the mineralized horizon along strike, (vii) perform approximately 1,500 feet of diamond drilling on the Pretty Girl showing to test the surface mineralization at depth, (viii) hand trench and blast the showing to expose the adit and test for mineralization along strike and (ix) hand trench and blast the Delos showing if indicated. We expect to complete steps (i) to (v) inclusive within 120 days of the effective date of this prospectus. We expect to complete steps (vi) to (ix) inclusive within 240 days of the effective date of this prospectus.

The second stage consists of further diamond drilling to delineate grade and tonnage and is contingent upon favorable results from the first stage. We expect this stage to be completed within 360 days of the effective date of this prospectus.

The company's sole officer and director, Mr. Aird, has indicated that he would loan the company up to $15,000 within the next twelve months. To date, Mr. Aird has loaned the company $302. The proceeds would be used for the purpose of completing the registration process, including accounting, legal and filing fees. Mr. Aird has not provided the company with any assurance or guarantee he will in fact continue to loan all the funds required by the company to complete this registration. If a loan is provided by Mr. Aird to the company it would be an unsecured loan. Accordingly, additional funds would be required to be raised in order for the company to continue as a going concern.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have developed viable mineral reserves and started selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our exploration program and stay in business. The minimum amount of the offering will allow us to operate for at least one year. Our success or failure will be determined by what mineral reserves we find under the ground. The more money we raise, the more core samples we can take. The more core samples we take, the more thorough our exploration will be conducted. Since we do not know what we will find under the ground, we cannot tell you if we will be successful even if we raise the maximum amount of this offering. We will not begin exploration of the property until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. If River Exploration is unsuccessful in raising the additional proceeds through a private placement offering it will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated offering described herein and failure thereof would result in River Exploration having to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because River Exploration is an exploration stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If River Exploration cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in River Exploration's common stock would lose all of their investment.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

We will be conducting research in the form of exploration of the property. We are not planning to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the properties. We do not intend to seek interest from other companies in the property if we find mineralized materials, as we intend to try to develop the reserves ourselves.

Management does not plan to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will retain and such services will be dependant on the amount of proceeds we receive from this offering (See "Use of Proceeds"). The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The consultant(s) will evaluate the information derived from the exploration and excavation and advise us on the economic feasibility of removing the mineralized material.

River Exploration has no current plans, preliminary or otherwise, to merge with any other entity.

OFF -BALANCE SHEET ARRANGEMENTS

The company has an Option Agreement in place with its sole officer and director, Andrew Aird, whereby Mr. Aird gives and grants to the company the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Mr. Aird in and to the Claims, subject to consideration of the following:

     (a) The Company, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $12,500 on or before March 31, 2008; and
     (b) The Company, or its permitted assigns, incurring exploration expenditures on the Claims of a further $45,000 (for aggregate minimum exploration expenses of $57,500) on or before March 31, 2009; and
     (c) Upon exercise of the Option, River Exploration agrees to pay Vendor, commencing July 1, 2009, the sum of $35,000 per annum for so long as River Exploration, or its permitted assigns, holds any interest in the Claims.

The claims are located in British Columbia, Canada within the Golden Mining Division of the Ministry of Sustainable Resource Management. Collectively, the Pretty Girl 3 and 4 consist of 53 units. We cannot provide any assurance whatsoever that the claims will ever be productive in producing minerals.

The company is dependent upon this proposed offering to obtain the funding for the required amount of exploration for the company to exercise the option to acquire the rights to the claims from the current officer and director, Mr. Aird. Currently there is no written agreement in place with Mr. Aird for the renegotiation or extension of time to fulfill the requirements. However, Mr. Aird, who is an officer and director of the company, has expressed he would consider renegotiating the current option agreement in the future if it were in the best interest of the company. Investors should be aware that Mr. Aird's expression is neither a contract nor agreement between him and the company.

There are no other off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have future effect on the business, financial condition, revenue, or expenses and/or result of operations.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 112 North Curry Street, Carson City, Nevada, 89703 and our telephone number is (775) 321-8267 and our fax number is (775) 981-9191.

                              CERTAIN TRANSACTIONS

In November, 2006, we issued a total of 9,500,000 shares of common stock to Andrew Aird, our sole officer and director, for total cash consideration of $9,500. This was accounted for as a purchase of common stock.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

River Exploration has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on November 1, 2006 through May 31, 2007. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to

May 31, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table


  Name and    Year   Salary    Bonus    Stock   Option    Non-Equity    Non-Qualified    All Other     Total
 Principal            (US$)    (US$)   Awards   Awards  Incentive Plan    Deferred      Compensation   (US$)
  Position                              (US$)   (US$)    Compensation   Compensation       (US$)
                                                            (US$)           (US$)

    (a)       (b)      (c)      (d)      (e)     (f)         (g)             (h)            (i)         (j)

Andrew Aird   2006      0        0        0       0           0               0              0           0
 President    2007      0        0        0       0           0               0              0           0



We did not pay any salaries in 2006 or 2007. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, River Exploration has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

                              FINANCIAL STATEMENTS


Our fiscal year end is November 30th. We will provide audited financial statements to our stockholders on an annual basis, as prepared by an Independent Certified Public Accountant or Chartered Accountant.

Our financial statements immediately follow:

               FINANCIAL STATEMENTS                                  Page
               Report of Independent Public Accounting Firm          28
               Interim Balance Sheets                                29
               Interim Statements of Operations                      30
               Interim Statement of Stockholders' Equity             31
               Interim Statements of Cash Flows                      32
               Notes to Interim Financial Statements                 33 - 37

                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                          INTERIM FINANCIAL STATEMENTS

            FOR THE PERIODS ENDED NOVEMBER 30, 2006 AND MAY 31, 2007















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INTERIM BALANCE SHEETS

INTERIM STATEMENTS OF OPERATIONS

INTERIM STATEMENT OF STOCKHOLDER'S EQUITY

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO THE INTERIM FINANCIAL STATEMENTS

AUDITORS' REPORT

TO THE SHAREHOLDER OF
RIVER EXPLORATION, INC.
(AN EXPLORATION STAGE COMPANY)


We have audited the balance sheets of River Exploration, Inc. (an Exploration Stage Company) as at May 31, 2007 and November 30, 2006 and the statements of operations, changes in stockholders' equity, and cash flows for the periods from incorporation November 1, 2006 to November 30, 2006 and May 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly in all material respects, the financial position of the Company as at May 31, 2007 and November 30, 2006 and the results of its operations and its cash flows for the periods from incorporation November 1, 2006 to November 30, 2006 and May 31, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






VANCOUVER, BRITISH COLUMBIA, CANADA.                               "MACKAY LLP"
JULY 11, 2007                                             CHARTERED ACCOUNTANTS



                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                             INTERIM BALANCE SHEETS
                                  MAY 31, 2007
                 (WITH COMPARATIVE FIGURES AT NOVEMBER 30, 2006)




                                                                                      May 31, 2007               November 30,
                                                                                                                        2006
______________________________________________________________________________________________________________________________

 ASSETS

 CURRENT ASSETS
     Cash                                                                                  $     3,707         $            -
     Prepaid expense                                                                             1,500                      -
______________________________________________________________________________________________________________________________
 TOTAL ASSETS                                                                              $     5,207         $            -
==============================================================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
      Accounts payable and accrued liabilities                                             $     9,009         $            -
      Due to related party (Note 5)                                                                302                  1,413
______________________________________________________________________________________________________________________________
                                                                                                 9,311                  1,413
______________________________________________________________________________________________________________________________


STOCKHOLDER'S EQUITY (DEFICIT )
   Capital stock (Note 4)
     Authorized
      75,000,000 shares of common stock, $0.001 par value,
     Issued and outstanding
      9,500,000 shares of common stock (Note 4)                                                  9,500                  9,500
   Additional paid-in capital                                                                        -                      -
     Share subscription receivable (Note 4)                                                          -                 (9,500)

   Deficit accumulated during the exploration stage                                            (13,604)                (1,413)
     Total stockholder's deficit                                                                (4,104)                     -
______________________________________________________________________________________________________________________________
    Total Liabilities and Stockholder's Equity                                             $     5,207         $            -
==============================================================================================================================


Going Concern (Note 1)
Commitments (Note 3)



______________________
Director

    The accompanying notes are an integral part of these financial statements



                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                        INTERIM STATEMENTS OF OPERATIONS
                      FOR THE SIX MONTHS ENDED MAY 31, 2007
    (WITH COMPARATIVE FIGURES FOR THE 1 MONTH PERIOD ENDED NOVEMBER 30, 2006)




                                                                                                            Cumulative
                                                                                        Period from         results of
                                                                                     November 1, 2006    operations from
                                                                                         (date of        November 1, 2006
                                                                  Six months ended     inception) to         (date of
                                                                    May 31, 2007     November 30, 2006    inception) to
                                                                                                           May 31, 2007
  _________________________________________________________________________________________________________________________

  EXPENSES

  Office and general                                              $    (302)              $ (1,413)           $ (1,715)
  Natural resource property expenses (Note 3)                        (2,880)                     -              (2,880)
  Professional fees                                                  (9,009)                     -              (9,009)
  _________________________________________________________________________________________________________________________

  NET LOSS                                                        $ (12,191)              $ (1,413)           $(13,604)
  =========================================================================================================================




  BASIC AND DILUTED NET LOSS PER COMMON SHARE                     $    0.00               $   0.00
  =====================================================================================================

  WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED
  COMMON SHARES OUTSTANDING                                       9,500,000              9,500,000
  =====================================================================================================






    The accompanying notes are an integral part of these financial statements



                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

               INTERIM STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
           CUMULATIVE FROM INCEPTION NOVEMBER 1, 2006 TO MAY 31, 2007



                                                                                                      Deficit
                                             (Note 4)                                               Accumulated
                                           Common Stock             Additional        Share         During the
                                    ___________________________      Paid-in       Subscription     Exploration
                                    Number of shares     Amount      Capital        Receivable         Stage         Total
============================================================================================================================

Common stock issued for cash at
$0.001 per share
- November 16, 2006                    9,500,000         $9,500     $        -       $      -         $      -      $  9,500

- Share Subscription receivable                -              -              -         (9,500)               -        (9,500)

Net Loss for the period ended
November 30, 2006                              -              -              -              -           (1,413)       (1,413)
____________________________________________________________________________________________________________________________
Balance, November 30, 2006             9,500,000          9,500              -         (9,500)          (1,413)       (1,413)
____________________________________________________________________________________________________________________________

Share Subscription Received                    -              -              -          9,500                -         9,500

Net loss for the period ended
May 31, 2007                                   -              -              -              -          (12,191)      (12,191)
____________________________________________________________________________________________________________________________

Balance, May 31, 2007                  9,500,000         $9,500     $        -       $      -         $(13,604)     $ (4,104)
============================================================================================================================





    The accompanying notes are an integral part of these financial statements


                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                        INTERIM STATEMENTS OF CASH FLOWS
                      FOR THE SIX MONTHS ENDED MAY 31, 2007
    (WITH COMPARATIVE FIGURES FOR THE 1 MONTH PERIOD ENDED NOVEMBER 30, 2006)


                                                                              Cumulative
                                                      Period from             results of
                                                   November 1, 2006        operations from
                                 Six months            (date of            November 1, 2006
                                   ended             inception) to             (date of
                                May 31, 2007       November 30, 2006        inception) to
                                                                             May 31, 2007
===========================================================================================

CASH FLOWS FROM OPERATING
ACTIVITIES
  Net loss for the period        $  (12,191)          $   (1,413)              $(13,604)

  Adjustments to reconcile net
  loss to net cash used in
  operating activities
     - natural resource
       property costs                 2,880                    -                  2,880
     - accounts payable and
       accrued liabilities            9,009                    -                  9,009
     - prepaid expense               (1,500)                   -                 (1,500)
     - shareholder loan              (1,111)               1,413                    302
___________________________________________________________________________________________

NET CASH PROVIDED IN OPERATING
ACTIVITIES                           (2,913)                   -                 (2,913)
___________________________________________________________________________________________

CASH FLOW FROM INVESTING
ACTIVITY
 Acquisition of natural
 resource property                   (2,880)                   -                 (2,880)
___________________________________________________________________________________________

CASH FLOWS FROM FINANCING
ACTIVITY
   Proceeds from issuance of
   common stock                           -                    -                  9,500
   Share subscription received        9,500                    -                      -
___________________________________________________________________________________________

NET CASH PROVIDED BY FINANCING
 ACTIVITY                             9,500                    -                  9,500
___________________________________________________________________________________________

NET INCREASE (DECREASE) IN
CASH                                  3,707                    -                      -

CASH, BEGINNING OF PERIOD                 -                    -                      -
___________________________________________________________________________________________

CASH, END OF PERIOD              $    3,707           $        -               $  3,707
===========================================================================================

Supplemental cash flow
information (Note 8):
Cash paid for:
  Interest                       $        -           $        -               $      -
===========================================================================================

  Income taxes                   $        -           $        -               $      -
===========================================================================================

    The accompanying notes are an integral part of these financial statements

                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                        FOR THE PERIOD ENDED MAY 31, 2007

________________________________________________________________________________

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

River Exploration, Inc. (the "Company") is a private company incorporated on November 1, 2006 under the laws of the State of Nevada and extra-provincially registered under the laws of the Province of British Columbia on January 11, 2007. The Company is in the initial exploration stage and was organized to engage in the business of natural resource exploration in the Province of British Columbia.

GOING CONCERN

These financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and liabilities in the normal course of business. The Company commenced operations on November 1, 2006 and has not realized revenues since inception. The Company has a deficit accumulated to the period ended May 31, 2007 in the amount of $13,604. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of Founders shares. As of May 31, 2007 the Company had issued 9,500,000 founders shares at $0.001 per share for net proceeds of $9,500 to the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
ORGANIZATION

The Company was incorporated on November 1, 2006 in the State of Nevada. The fiscal year end of the Company is November 30.

BASIS OF PRESENTATION

These financial statements are presented in United States dollars and have been prepared in accordance with US generally accepted accounting principles.

NATURAL RESOURCE PROPERTIES

The Company is in the exploration stage and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration, and development of natural resource properties. Natural resource property acquisition and exploration costs are expensed as incurred. When it has been determined that a natural resource property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be depreciated using the units-of-production method over the estimated life of the probable reserve.

SEGMENTED REPORTING

SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services the entity provides, the material countries in which it holds assets and reports revenues and its major customers.

For the period ended May 31, 2007, all operations took place in British Columbia, Canada.

                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS

                                  MAY 31, 2007
________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE LOSS

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2006, and May 31, 2007 the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

LOSS PER COMMON SHARE

Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potential dilutive securities, the accompanying presentation is only on the basic loss per share.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                  MAY 31, 2007

________________________________________________________________________________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees based on SFAS No. 123R "Share Based Payment". SFAS No. 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans".

SFAS 123R requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

As at May 31, 2007 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

RECENT ACCOUNTING PROUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements " ("SFAS No. 157"). SFAS 155 establishes framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The statement is effective for fiscal years beginning after November 15, 2007 and interim periods with those fiscal years.

The Financial Accounting Standards Board has issued SFAS No. 155 "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140" and No. 156 "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS - AN AMENDMENT OF FASB STATEMENT NO. 140", but they will not have a material effect in the Company's results of operations or financial position.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                  MAY 31, 2007

________________________________________________________________________________


NOTE 3 - NATURAL RESOURCE PROPERTIES AND RELATED EXPLORATION EXPENSES
________________________________________________________________________________

On December 31, 2006 the Company entered into an option agreement with its President to purchase 100% undivided interest in two mining claims located in the Invermere area, British Columbia, Canada.

The Company, according to the option agreement, must complete exploration expenditure of $12,500 on or before March 31, 2008. A further $45,000 of completed exploration expenditures on or before March 31, 2009 for an aggregate minimum exploration expenses of $57,500. As of May 31, 2007 the Company has expended $2,880 and has to expend $9,620 prior to March 31, 2008.

Upon exercise of the option the Company agrees to pay the President, commencing July 1, 2009, the sum of $35,000 per annum for as long as the Company holds any interest in the Claims.


NOTE 4 - STOCKHOLDER'S EQUITY
________________________________________________________________________________

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

On November 16, 2006, the Company issued 9,500,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $9,500 of which $9,500 remained as share subscription at November 30, 2006 and was subsequently received.

NOTE 5 - RELATED PARTY TRANSACTIONS
________________________________________________________________________________

River Exploration, Inc. owes the sole director and President of the Company $302. There are no definite repayment terms, no security or accruing interest. Fair value cannot be determined.

On November 16, 2006 the Company issued 9,500,000 shares of common stock at $0.001 per share to its sole director and President of the Company for cash proceeds of $9,500.

NOTE 6 - INCOME TAXES
________________________________________________________________________________

The Company has adopted the FASB No. 109 for reporting purposed. As of May 31, 2007 the Company had net operating loss carry forwards of approximately $13,604 that may be available to reduce future years' taxable income and will expire beginning in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

                             RIVER EXPLORATION, INC.
                         (AN EXPLORATION STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                  MAY 31, 2007

________________________________________________________________________________


NOTE 7 - FINANCIAL INSTRUMENTS
________________________________________________________________________________

At May 31, 2007 the Company had the following financial liabilities in Canadian dollars:

                                       US equivalent     Canadian Dollars

Accrued liabilities                        $7,008              $7,500


At May 31, 2007 the US dollar amounts were converted at a rate of $1.07 Canadian dollar to $1.00 US dollar.


NOTE 8 - SUPPLEMENTAL CASH FLOW INFORMATION
________________________________________________________________________________

                                           May 31,       November 30,
                                            2007            2006
________________________________________________________________________________

Non-Cash financing activities:

   Item effecting share capital:

      Share capital issued for share
      subscription receivable              $     -         $ 9,500

   Share subscription receivable                 -          (9,500)

________________________________________________________________________________

                                           $     -         $     -
================================================================================

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

Our auditors are MacKay, LLP, Chartered Accountants, operating from their offices in Vancouver, British Columbia, Canada. There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

Until January 7, 2007, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.